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Uranerz Reports NI 43-101 Uranium Resources for Doughstick Properties

Casper, Wyoming, January 28, 2010 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that it has received an independent National Instrument 43-101 (“NI 43-101”) technical report (the “Technical Report”) for the Doughstick Project, Powder River Basin, Wyoming. The Technical Report estimates a “measured and indicated” mineral resource of approximately 967,883 pounds of uranium (eU3O8) at an average grade of 0.082% and an “inferred” mineral resource of approximately 87,981 pounds at an average grade of 0.055% . This mineral resource estimate was completed using accepted methods mandated by NI 43-101 and Canadian Institute of Mining, Metallurgy and Petroleum standards using a GT* cut-off of 0.20.

The properties comprising the Doughstick Project include the Company’s wholly-owned Doughstick properties and the Doughstick and North Jane properties held by the Arkose Mining Venture (“Arkose”). Arkose is a joint venture operated by the Company and owned by the Company (81%) and United Nuclear, LLC (19%). Of the estimated measured and indicated resources for the Doughstick Project, 882,736 pounds at an average grade of 0.081% and an inferred mineral resource of approximately 86,909 pounds at an average grade of 0.055% are wholly-owned by Uranerz and the remainder by United Nuclear, LLC.

Details of the resources estimate are set out in the tables below, in both a GT* of 0.20 and 0.50:

Doughstick Project Uranium Resources Summary
Doughstick Properties ( Uranerz and Arkose) and North Jane Property (Arkose)
(aggregated)

Sand	Resource	GT* Minimum	Tons	Average Grade % eU3O8	eU3O8 Pounds
100**	Measured	0.20	146,267	0.088	257,095
100	Indicated	0.20	447,102	0.079	710,788
100	Inferred	0.20	79,903	0.055	87,981

Sand	Resource	GT* Minimum	Tons	Average Grade % eU3O8	eU3O8 Pounds
100	Measured	0.50	74,626	0.119	177,475
100	Indicated	0.50	175,472	0.131.	459,868

* GT represents grade times thickness and is calculated by multiplying eU3O8 grade (in percent) by gamma anomaly thickness (in feet) as determined from down-hole radiometric probing. For example, a drill hole that has 10 feet of 0.10% uranium mineralization has a GT of 1.0 and would be considered a good hole by ISR mining standards.

** The 100 Sand is part of a sequence of sands in the Wasatch Formation which range in ascending order by 10s from 70 to 140 (70, 80, 90, etc.). The 100 sand is equivalent to the A sand, which is the principal mineralized sand at the proposed Nichols Ranch ISR uranium facility. The 90 Sand is located 70 to 100 feet below the 100 sand.

Kurtis Brown, the Company’s Senior Vice President, Exploration, commented: “Uranerz is very pleased that, with this latest NI 43-101 report, we are able to continue to grow the Company’s resource base within our large property holdings in the Powder River Basin. Uranerz has over 25 uranium projects in various stages of exploration and development in this area of Wyoming. The Company’s proposed site for its Nichols Ranch Uranium ISR Project, which is currently in the environmental permitting stage, is only two miles away. We plan to utilize the Nichols Ranch infrastructure to exploit these Doughstick resources, which should extend the production life of the Nichols Ranch complex and increase total production from this area.”

The Technical Report, entitled “Technical Report, Doughstick Project, Campbell County, Wyoming, U.S.A.” and dated January 26, 2010, was authored by Mr. Douglass Graves, P.E., of TREC, Inc., who is an “independent person” as defined by NI 43-101. Mr. Graves has reviewed and verified the technical disclosure provided in this news release. The Technical Report has been filed by the Company and will soon be available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving commercial ISR uranium production. The Company controls a strategic land position in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A.

The Uranerz management team has specialized expertise in the ISR uranium mining method, and a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has entered into long-term contracts for the sale of uranium to two of the largest nuclear utilities in the U.S., including Exelon.

Wyoming has a long and continuous commercial ISR uranium mining history dating back to 1987. Wyoming has the largest reserves, and is the largest producer of uranium, of any U.S. state.

Uranerz Energy Corporation is listed on the NYSE Amex and the Toronto Stock Exchange under the symbol “URZ”, and is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information
For further information, please contact the Company’s Investor Relations Department at 1-800-689-1659, refer to the Company’s website at www.uranerz.com , review the Company’s filings with the

Securities and Exchange Commission at www.sec.gov , or visit the Company’s profile on the SEDAR website at www.sedar.com.

Cautionary statement
All mineral resources disclosed in this press release and in the NI 43-101 technical reports referenced herein have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as "NI 43-101". The NI 43-101 technical report dated January 26, 2010 includes estimations of potential mineral resources for further development by the issuer, disclosed pursuant to the applicable provisions of NI 43-101. As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the Industry Guide 7 ("Guide 7") of the U.S. Securities and Exchange Commission (the "SEC"). NI 43-101 and Guide 7 standards are substantially different. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This press release and the NI 43-101 technical reports referenced herein uses or may use the terms "mineral resource," "measured mineral resource," "indicated mineral resource", "inferred mineral resource", “potential uranium exploration target”, “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into Guide 7 reserves. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target resource or an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of any mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures.

Forward-looking statements
This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to resource estimates, permitting and development activities, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.